Exhibit 23.3  Consent of C.W. Amos & Company




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[C.W. Amos & Company Logo]
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Certified Public Accountants
Business Consultants

August 7, 1997

                    Consent Of Certified Public Accountants
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Annapolis National Bancorp, Inc.
Annapolis, Maryland

We consent to the use in this registration statement on Form SB-2 of our report dated January 23, 1997 on the financial statements of Annapolis National Bancorp, Inc. (Formerly Maryland Public Banks, Inc.) appearing in the registration statement and to the reference made to us under the captions "Experts" and "Changes in Accountants" in the prospectus.

/s/ C.W. Amos & Company, LLC
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C.W. AMOS & COMPANY, LLC
Annapolis, Maryland





             170 Jennifer Road, Suite 320, Annapolis, MD 21401-3064
           Annapolis Phone 410/266-9396 Baltimore Phone 410/841-6173
                 Washington Phone 301/970-2025 Fax 410/841-5040